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                                                                   Exhibit 10.4b

                                FIRST AMENDMENT
                                ---------------
                                      OF
                                      --
                 TRIBUNE COMPANY SUPPLEMENTAL RETIREMENT PLAN
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              (As Amended and Restated Effective January 1, 1989)



          WHEREAS, this Company maintains TRIBUNE COMPANY SUPPLEMENTAL RETIREMENT PLAN (the "Plan"); and

          WHEREAS, the Plan has been amended previously from time to time and it is now deemed desirable to amend the Plan further;

          NOW, THEREFORE, IT IS RESOLVED that, by virtue and in exercise of the amending power reserved to this company under Section 4 of the Plan, the Plan be and it hereby is amended, effective January 1, 1994, in the following particulars:

          1. By substituting the following sentence for the fourth sentence of subsection 1.2 of the Plan:

     "In addition, Sections 401(a)(17) and 404(l) of the Internal Revenue Code limit the amount of employees' annual compensation that may be taken into account in determining the benefits that may be paid to them from a qualified defined benefit pension plan and the deductible Employer contributions that may be made to that plan to provide those benefits (the 'Compensation Limitation')."



          2. By substituting the following sentence for the first sentence of subsection 1.4 of the Plan:
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     "The Plan will be administered by the Governance and Compensation Committee of the Board of Directors of the Company (or such successor committee of said Board as shall from time to time have responsibility for compensation matters) (the 'Committee')."



          3. By substituting the date "January 1, 1994" for the phrase "Restatement Effective Date" where the latter phrase occurs in subsection 1.5 of the Plan.

          4.  By substituting the following for subparagraph 2.1(a) of the Plan:

     "(a) such participant under the Pension Plan has been designated by the Board of Directors of the Company (by resolutions adopted on December 13, 1988) or thereafter by the Committee as being part of a select group of management or highly compensated employees covered by this Plan (and such designation has not been revoked by the Committee); provided, that no revocation of a designation under this subparagraph
          (a) shall be effective if made (i) on the day of, or within 36 months after, the occurrence of a 'Change-In-Control' (as defined in subsection 3.1 below), (ii) prior to a Change-In-Control but at the request of any third party participating in or causing the Change-In-Control, or (iii) otherwise in connection with or in anticipation of a Change-In-Control; and"



          5. By adding the following two sentences to subsection 2.2 of the Plan, immediately after the last sentence of that subsection:

     "Each Participant's Supplemental Benefits hereunder shall accrue on an annual basis on the last day of each Plan Year, unless the Participant's employment with the Employers and Related Companies terminated during the Plan Year, in which case the increase in a Participant's Supplemental Benefits which is attributable to the Plan Year in which his employment terminates shall accrue on the date of his employment

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     termination. The Committee shall determine the amount of each Participant's accrual for a Plan Year as of the appropriate date described in the preceding sentence."



          IT IS FURTHER RESOLVED, that the Secretary of the Company is authorized to prepare a restatement of the Plan to incorporate the foregoing amendments.


                              *        *        *


          I, Stanley J. Gradowski, Secretary of Tribune Company, hereby certify that the foregoing is a correct copy of a resolution duly adopted by the Board of Directors of said corporation on December 14, 1993, and that the resolution has not been changed or repealed.

          Dated this 14th day of December, 1993.


                                     Stanley J. Gradowski
                                 ------------------------------
                                   As Secretary as Aforesaid

                                      (Corporate Seal)



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